Exhibit 4.3

[CyPost KK]



June 30, 2000


                               Letter of Agreement

                Cancellation of loan to CyPost Corporation, U.S.





Provided that CyPost Corporation, US sells CyPost KK to Access Media International, I, Yoshisuke Ishiuchi, Director of CyPost KK agree to cancel all of and every part of my loan(s) with CyPost Corporation, U.S. and any and all claims against CyPost Corporation, U.S. without any further consideration or future claims(s) whatsoever as of July 3, 2000 Japanese time.



/s/ Yoshisuki Ishiuchi                            /s/ Yoko Hiran
--------------------------------------            ------------------------------
Yoshisuke Ishiuchi                                witness



July 3, 2000               /s/ Tokyo Japan
-----------------------------------------------------
date / place




Bureau Toranomon 802, 2-7-16 Toranomon, Minato-Ku, Tokyo, Japan
Tel: 03-3502-0201

[CyPost KK]



June 30, 2000


                               Letter of Agreement

                 Transfer of Shares to CyPost Corporation, U.S.





Provided that CyPost Corporation, US sells CyPost KK to Access Media International, I, Yoshisuke Ishiuchi, a member of CyPost KK management, agree to return forty-two (42) of my shares in CyPost KK, Stock to CyPost Corporation, U.S. with no cost or liability to CyPost Corporation, U.S. and without any further consideration or future claim(s) as of July 3, 2000 Japanese time.



/s/ Yoshisuke Ishiuchi                       /s/ Yoko Hiran
------------------------------------         -----------------------------------
Yoshisuke Ishiuchi                           witness



July 3, 2000               /s/ Tokyo Japan
-----------------------------------------------------
date / place





Bureau Toranomon 802, 2-7-16 Toranomon, Minato-Ku, Tokyo, Japan
Tel: 03-3502-0201